SERVICES AGREEMENT

THIS AGREEMENT, dated as of this 30th day of September, 1999 (the
"Effective Date") between First Defined Portfolio Fund, LLC (the
"Fund"), a Delaware Limited Liability Company having its principal place of business at 1001 Warrenville Road, Lisle, IL, 60532 and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a
Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, MA 01581.

                               WITNESSETH

   WHEREAS, the Fund is authorized to issue Membership Interests in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

   WHEREAS, the Fund initially intends to offer Membership Interests in those Portfolios identified in the attached Schedule A, each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with
Article 14;

   WHEREAS, the Fund on behalf of the Portfolios, desires to appoint Investor Services Group as its administrator, fund accounting agent, transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

   NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article 1 Definitions.

1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) "Articles of Incorporation" shall mean the Articles of Incorporation, Limited Liability Company Agreement, Operating By-Laws, Declaration of Trust, Certificate of Formation or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

(b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

(c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

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(d)            "Board of Trustees" shall mean the Board of Directors or
Board of Trustees of the Fund, as the case may be.

(e) "Commencement Date" shall mean the date on which Investor Services Group commences providing services to the Fund pursuant to this Agreement.

(f)            "Commission" shall mean the Securities and Exchange
Commission.

(g) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

(h)            "Member" shall mean a record owner of Membership
Interests of each respective Portfolio of the Fund.

(i) "Membership Interests" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

(j) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

(k) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

(l) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

(m) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

(n) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

(o) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

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Article  2   Appointment of Investor Services Group.

The Fund, on behalf of the Portfolios, hereby appoints and constitutes Investor Services Group as its sole and exclusive transfer agent and dividend disbursing agent for Membership Interests of each respective Portfolio of the Fund and as administrator, fund accounting agent, shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth. This Agreement shall be effective as of the Effective Date.

Article  3   Duties of Investor Services Group.

3.1       Investor Services Group shall be responsible for:

(a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing member account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Membership Interests of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between Investor Services Group and the Fund.

(b) Recording the issuance of Membership Interests and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Membership Interests of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on request with the total number of Membership Interests of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Membership Interests, to monitor the issuance of such Membership Interests or to take cognizance of any laws relating to the issue or sale of such Membership Interests, which functions shall be the sole responsibility of the Fund.

(c) Investor Services Group shall be responsible for the following: performing the customary services of an administrator, including corporate secretarial and treasury services, and fund accounting agent for the Fund, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and subject to the supervision and direction of the Board of Trustees of the Fund.

(d) In addition to the foregoing services, the Fund hereby engages Investor Services Group as its agent for the limited purpose of (i) accepting invoices charged to the Fund for custody services performed by the Custodian on the Fund's behalf; (ii) remitting payment to the Custodian for such services; and (iii) as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein.

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(e)       Notwithstanding any of the foregoing provisions of this
Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Membership Interests or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Membership Interests, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Trustees, or the legality of the issuance of any Membership Interests in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Membership Interests.

3.2 In addition, the Fund shall identify to Investor Services Group in writing those transactions and assets to be treated as exempt from blue sky reporting for each State.

3.3 In performing its duties under this Agreement, Investor Services Group: (a) will act in accordance with the Certificate of Formation, Limited Liability Company Agreement, Operating By-Laws, Prospectuses and with the Oral Instructions and Written Instructions of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (b) will consult with legal counsel to the Fund, as necessary and appropriate. Furthermore, Investor Services Group shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund or any of its Portfolios and shall not provide any investment advisory services to the Fund or any of its Portfolios.

3.4 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article 4 Recordkeeping and Other Information.

4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940
Act.   Where applicable, such records shall be maintained by Investor
Services Group for the periods and in the places required by Rule 31a-1 and Rule 31a-2 under the 1940 Act.

4.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

4.3 In case of any requests or demands for the inspection of Member records of the Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Member records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

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Article  5    Fund Instructions.

5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund.

5.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.

Article  6   Compensation.

6.1 The Fund on behalf of each of the Portfolios will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees and other charges set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

6.2 In addition to those fees set forth in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

6.3 The Fund on behalf of each of the Portfolios hereby authorizes Investor Services Group to collect its fees, charges and reasonable out-of-pocket expenses by debiting the Fund's or Portfolio's custody account for invoices which are rendered for the services performed for the applicable function. Invoices for the services performed will be sent to the Fund after such debiting with an indication that payment has been made.

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6.4       Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, a revised Fee Schedule executed and dated by the parties hereto.

6.5 The Fund acknowledges that the fees and charges that Investor Services Group charges the Fund under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 9.3 and the limitations on liability and exclusion of remedies in Section 11.2 and Article 12. Modifying the allocation of risk from what is stated here would affect the fees that Investor Services Group charges, and in consideration of those fees, the Fund agrees to the stated allocation of risk.

     6.6 Investor Services Group will from time to time employ or associate with itself such person or persons as Investor Services Group may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Investor Services Group and the Fund. The compensation of such person or persons shall be paid by Investor Services Group and no obligation shall be incurred on behalf of the Fund in such respect.

     6.7 Investor Services Group shall not be required to pay from its own assets any of the following expenses incurred by the Fund: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing prospectuses, reports and notices; interest on borrowed money; brokerage commissions; stock exchange listing fees; taxes and fees payable to Federal, state and other governmental agencies; fees of Board Members of the Fund who are not affiliated with Investor Services Group; outside auditing expenses; outside legal expenses; Blue Sky registration or filing fees; or other expenses not specified in this Section 6.7 which may be properly payable by the Fund. Investor Services Group shall not be required to pay any Blue Sky registration or filing fees unless and until it has received the amount of such fees from the Fund.

Article  7  Documents.

In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule E.

Article  8  Investor Services Group System.

8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").

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8.2       Investor Services Group hereby grants to the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

8.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor
Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article  9  Representations and Warranties.

9.1 Investor Services Group represents and warrants to the Fund that:

(a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

(b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

(c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

(d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement;

(e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

(f) all equipment and software provided or used by Investor Services Group or any of its subsidiaries or divisions in connection with rendering services to the Company under the terms of this Agreement, include or shall include design and performance capabilities so that prior to, during, and after December 31, 1999 (the "Millennium Date Change") they will not malfunction, produce invalid or incorrect results, cause an interruption in or diminish the quality of the services provided to the Company, or abnormally cease to function due to the Millennium Date Change. Such design and performance capabilities shall include without limitation the ability to recognize and process the Year 2000 and thereafter and to manage and manipulate data involving dates, including without limitation, (i) single century and multi-

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century formulas and date values without resulting in the generation of incorrect values involving such dates or causing an abnormal ending,
(ii) date data interfaces with functionalities and data fields that indicate the century, and (iii) date-related functions that indicate the century.

9.2 The Fund represents and warrants to Investor Services Group that:

(a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

(b) it is empowered under applicable laws and by its Certificate of Formation and Limited Liability Company Agreement to enter into this Agreement;

(c)            all organizational proceedings required by said
Certificate of Formation, Limited Liability Company Agreement and applicable laws have been taken to authorize it to enter into this Agreement;

(d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Membership Interests of the Fund being offered for sale;

(e) all outstanding Membership Interests are validly issued, fully paid and non-assessable and when Membership Interests are hereafter issued in accordance with the terms of the Fund's Certificate of Formation, Limited Liability Company Agreement and its Prospectus and Statement of Additional Information with respect to each Portfolio, such Membership Interests shall be validly issued, fully paid and non-assessable; and

(f) as of the date hereof, each Portfolio is duly registered and lawfully eligible for sale in each jurisdiction indicated for such Portfolio on the list furnished to Investor Services Group pursuant to
Article 7 of this Agreement and that it will notify Investor Services Group immediately of any changes to the aforementioned list.

9.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 10  Indemnification.

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10.1      Investor Services Group shall not be responsible for and the
Fund on behalf of each Portfolio shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

(a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act, willful misfeasance or bad faith by Investor Services Group in the performance of its duties hereunder;

(b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

(c) the reliance on, or the implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

(d) the offer or sales of Membership Interests in violation of any requirement under the securities laws or regulations of any state that such Membership Interests be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such Membership Interests in such state; and

(e) the Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.

     10.2 The Fund, Nike Securities L.P. and First Trust Advisors L.P., their officers, employees, directors, partners, trustees, Members and agents shall not be liable for, and Investor Services Group shall indemnify and hold the Fund harmless from and against any and all claims, made by third parties, including costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind (a "Claim"), which result from a negligent act or omission to act, willful misfeasance or bad faith by Investor Services Group in the performance of its duties hereunder.

10.3 In any case in which one party (the "Indemnifying Party") may be asked to indemnify or hold the other party (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party and shall keep the Indemnifying Party

Page 9

advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this
Article 10 shall survive the termination of this Agreement.

10.4 Any claim for indemnification under this Agreement must be made prior to one year after the Indemnified Party becomes aware of the event for which indemnification is claimed.

10.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be each party's sole and exclusive remedy for claims or other actions or proceedings to which the other party's indemnification obligations pursuant to this Article 10 may apply.

Article  11  Standard of Care.

11.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees or agents.

11.2 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article  12  Consequential Damages.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL INVESTOR SERVICES GROUP, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article  13  Term and Termination.

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13.1      This Agreement shall be effective on the date first written above and shall continue for a period of five (5) years (the "Initial
Term").

13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of three (3) years ("Renewal Terms") each, unless the Fund or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term. After the Initial Term, this Agreement may be terminated by either party upon ninety days prior written notice.

13.3 In the event a termination notice is given by the Fund, all reasonable expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund.

13.4 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for reasonable out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

13.5 Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of the services provided by Investor Services Group hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term, Investor Services Group shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Investor Services Group will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term other than by reason of a default by Investor Services Group of any material provision of this Agreement, the payment of fees to Investor Services Group as set forth herein shall be calculated and paid as if the services had remained with Investor Services Group until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Member account levels, as the case may be, until such expiration.

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Article  14  Additional Portfolios

14.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Fund desires to have Investor Services Group render services as transfer agent under the terms hereof, the Fund shall so notify Investor Services Group in writing, and Exhibit 1 shall be amended to include such additional Portfolios.

Article  15  Confidentiality.

15.1 The parties agree that the Proprietary Information (defined below) (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Fund and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Fund and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and Investor Services Group may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement and such Confidential Information may be disclosed if required by applicable law, court order or regulation. The Fund and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 15.1. Notwithstanding the previous sentence, in no event shall either the Fund or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

15.2      Proprietary Information means:

(a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

(b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Investor Services Group a competitive advantage over its competitors; and

(c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

15.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

(a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

(b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

(c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

(d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

(f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article  16  Force Majeure; Excused Non-Performance.

No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In addition, no party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent that such default or delay is caused, directly or indirectly, by the actions or inactions of the other party. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17  Assignment and Subcontracting.

This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Agreement may be assigned to PFPC Worldwide, Inc. or one of its affiliates, if such assignment occurs within 360 days of the Commencement Date. Investor Services Group may, with the prior written consent of the Fund which consent may not be unreasonably withheld, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group.

Article  18  Notice.

Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund:

First Defined Portfolio Fund, LLC
1001 Warrenville Road
Lisle IL 60532

Attention: James A. Bowen

To Investor Services Group:

First Data Investor Services Group, Inc.
4400 Computer Drive
Westboro, Massachusetts  01581

Attention:  President

with a copy to Investor Services Group's General Counsel

Article 19  Governing Law/Venue.

The laws of the State of Illinois, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this
agreement.   All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

Article 20  Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 21  Captions.

The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 22  Publicity.

Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 23  Relationship of Parties/Non-Solicitation.

23.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

23.2 During the term of this Agreement and for one (1) year afterward, the Fund shall not recruit, solicit, employ or engage, for the Fund or others, Investor Services Group's employees.

Article 24  Entire Agreement; Severability.

24.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

24.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this

Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article  25  Miscellaneous.

     The Fund and Investor Services Group agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Board Members, Members, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund (or applicable series thereof), as provided in the Certificate of Formation and Limited Liability Company Agreement. The execution and delivery of this Agreement have been authorized by the Board Members of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board Members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any Member of the Fund individually or to impose any liability on any of them or any Member of the Fund personally, but shall bind only the assets and property of the Fund (or applicable series thereof), as provided in the Articles of Incorporation, Certificate of Formation and or Operating Limited Liability Company Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                     First Defined Portfolio Fund, LLC

                                     By:  /S/ James A. Bowen
                                     __________________________________

                                     James A. Bowen

                                     Title: President
                                            _________


                                     FIRST DATA INVESTOR SERVICES GROUP, INC.

                                     By:  /S/ Kenneth J. Kempf
                                     __________________________________

                                     Kenneth J. Kempf
                                     __________________________________

                                     Title: Senior Vice President

                               SCHEDULE A
                               __________

                           LIST OF PORTFOLIOS

                      The Dow(sm) Target 5 Portfolio
                   The Dow(sm) Target DART 10 Portfolio
                       Global Target 15 Portfolio
                         S&P Target 10 Portfolio
                       NASDAQ Target 15 Portfolio
                       Target Small Cap Portfolio
                First Trust 10 Uncommon Values Portfolio
                   First Trust Energy Sector Portfolio
             First Trust Financial Services Sector Portfolio
         First Trust Pharmaceutical/Healthcare Sector Portfolio
                 First Trust Technology Sector Portfolio
                  First Trust Internet Sector Portfolio

                               SCHEDULE B
                               __________

                    DUTIES OF INVESTOR SERVICES GROUP

I.   TRANSFER AGENCY SERVICES

(a) Member Information. Investor Services Group shall maintain a record of the number of Membership Interests held by each Member of record which shall include name, address, taxpayer identification and which shall indicate whether such Membership Interests are held in certificates or uncertificated form.

(b) Member Services. Investor Services Group shall respond as appropriate to all inquiries and communications from Members relating to Member accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between Investor Services Group and the Fund.

(c)       Membership Interest Certificates.

        At the expense of the Fund, the Fund shall supply Investor Services Group with an adequate supply of blank share certificates to meet Investor Services Group requirements therefor. Such Membership Interest certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Investor Services Group or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

        Investor Services Group shall issue replacement Membership Interest certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Investor Services Group of properly executed affidavits and lost certificate bonds, in form satisfactory to Investor Services Group, with the Fund and Investor Services Group as obligees under the bond.

        Investor Services Group shall also maintain a record of each certificate issued, the number of Membership Interests represented thereby and the Member of record. With respect to Membership Interests held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) Investor Services Group shall maintain comparable records of the Members thereof, including their names, addresses and taxpayer identification. Investor Services Group shall further maintain a stop transfer record on lost and/or replaced certificates.


(d) Mailing Communications to Members; Proxy Materials. Investor Services Group will address and mail to Members of the Fund, all reports to Members, dividend and distribution notices and proxy material for the Fund's meetings of Members. In connection with meetings of Members, Investor Services Group will prepare Member lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Membership Interests voted at meetings.

(e)       Sales of Membership Interests.

     Investor Services Group shall not be required to issue any Membership Interests of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Membership Interests of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Investor Services Group to rely on such Written Instructions or official notice.

     In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will endeavor to: (i) give prompt notice of such return to the Fund or its designee;
(ii) place a stop transfer order against all Membership Interests issued as a result of such check or order; and (iii) take such actions as Investor Services Group may from time to time deem appropriate.

(f)       Transfer and Repurchase.

     Investor Services Group shall process all requests to transfer or redeem Membership Interests in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

     Investor Services Group will transfer or repurchase Membership Interests upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Membership Interest certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Investor Services Group reasonably may deem necessary.

     Investor Services Group reserves the right to refuse to transfer or repurchase Membership Interests until it is satisfied that the endorsement on the instructions is valid and genuine. Investor Services Group also reserves the right to refuse to transfer or repurchase Membership Interests until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Investor Services Group, in its good judgement, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

     When Membership Interests are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Membership Interests to be repurchased. Such repurchased Membership Interests shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Membership Interests of the Fund and Membership Interests attributed to individual accounts.

     Investor Services Group shall upon receipt of the monies provided to it by the Custodian for the repurchase of Membership Interests, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Investor Services Group from the Fund.

     Investor Services Group shall not process or effect any repurchase with respect to Membership Interests of the Fund after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(g)       Dividends.

     Upon the declaration of each dividend and each capital gains distribution by the Board of Trustees of the Fund with respect to Membership Interests of the Fund, the Fund shall furnish or cause to be furnished to Investor Services Group Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Members entitled to payment shall be determined, the amount payable per Membership Interest to the Members of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Membership Interests at net asset value.

     On or before the payment date specified in such resolution of the Board of Trustees, the Fund will provide Investor Services Group with sufficient cash to make payment to the Members of record as of such payment date.

     If Investor Services Group does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Members of the Fund as of the record date, Investor Services Group will, upon notifying the Fund, withhold payment to all Members of record as of the record date until sufficient cash is provided to Investor Services Group.

          Cash Management Services.
          ________________________

(a) Investor Services Group shall establish demand deposit accounts (DDA's) with a cash management provider to facilitate the receipt of purchase payments and the processing of other Member-related transactions. Investor Services Group shall retain any excess balance credits earned with respect to the amounts in such DDA's ("Balance Credits") after such Balance Credits are first used to offset any banking service fees charged in connection with banking services provided on behalf of the Fund. Balance Credits will be calculated and applied toward the Fund's banking service charges regardless of the withdrawal of DDA balances described in Section (b) below.

(b) DDA balances which cannot be forwarded on the day of receipt may be withdrawn on a daily basis and invested in U.S. Treasury and Federal Agency obligations, money market mutual funds, repurchase agreements, money market preferred securities (rated A or better), commercial paper (rated A1 or P1), corporate notes/bonds (rated A or better) and/or Eurodollar time deposits (issued by banks rated A or better). Investor Services Group bears the risk of loss on any such investment and shall retain any earnings generated thereby. Other similarly rated investment vehicles may be used, provided however, Investor Services Group shall first notify the Fund of any such change.

(c) Investor Services Group may facilitate the payment of distributions from the Fund which are made by check ("Distributions") through the "IPS Official Check" program. "IPS Official Check" is a product and service provided by Investor Services Group's affiliate, Integrated Payment Systems ("IPS"). IPS is licensed and regulated as an
"issuer of payment instruments".   In the event the IPS Official Check
program is utilized, funds used to cover such Distributions shall be forwarded to and held by IPS. IPS may invest such funds while awaiting presentment of items for payment. In return the services provided by IPS, IPS imposes a per item charge which is identified in the Schedule of Out-of-Pocket Expenses attached hereto and shall retain, and share with Investor Services Group, the benefit of the revenue generated from its investment practices.

(j) Lost Members. Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Member Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

     -   documentation of electronic search policies and procedures;

     -   execution of required searches;

     -   creation and mailing of confirmation letters;

     -   taking receipt of returned verification forms;

     - providing confirmed address corrections in batch via electronic media;;

     - tracking results and maintaining data sufficient to comply with the Lost Member Rules; and

     -   preparation and submission of data required under the Lost
Member Rules.

II.  ADMINISTRATION SERVICES

Regulatory Compliance

A.           Compliance - Federal Investment Company Act of 1940

1.                Review, report and renew

                  a.   investment advisory contracts

                  b.   fidelity bond

                  c.   underwriting contracts

                  d.   administration contracts

                  e.   accounting contracts

                  f.   custody administration contracts

                  g.   transfer agent and shareholder services

                  h.   12b-1 plan

2.                Filings

                  a.   N-SAR (semi-annual report)

                  b.   N-1A (prospectus), post-effective amendments and

supplements ("stickers")

                  c.   filing fidelity bond under 17g-1

                  d.   filing Member reports under Rule 30b2-1

3. Annual up-dates of biographical information and questionnaires for Trustees and Officers

Corporate Business and Member/Public Information
________________________________________________

     A.   Trustees/Management

          1.   Preparation of meetings

               a.   agendas - all necessary items of compliance

               b.   arrange and conduct meetings

               c.   prepare minutes of meetings

               d.   keep attendance records

               e.   maintain corporate records/minute book

     B.   Coordinate Proposals

          1.   Auditors

          2.   Insurance

     C.   Maintain Corporate Calendars and Files

     D.   Release Corporate Information

          1.   To Members

          2.   To financial and general press

          3.   To industry publications upon approval of the Fund

               a.   distributions (dividends and capital gains)

               b.   tax information

               c.   changes to prospectus

               d.   letters from management

               e.   Fund performance

          4.   Respond to:

               a.   financial press

               b.   miscellaneous Members inquiries

               c.   industry questionnaires

     E.   Communications to Members

          1. Coordinate printing and distribution of annual, semi-annual reports

Financial and Management Reporting

     A.   Income and Expenses

          1. Monitoring of expense accruals, budgets, expense payments and expense caps

          2.   Approve and coordinate payment of expenses

          3. Establish Funds' operating expense checking account and perform monthly reconciliation of checking account

          4. Calculation of advisory fee and reimbursements to Fund, (if applicable)

          5. Authorize the recording and amortization of organizational costs and pre-paid expenses (supplied by Advisor), for start-up funds and reorganizations

          6.   Calculation of average net assets

          7.   Expense ratios calculated

    B.    Distributions to Members

          1. Calculations of dividends and capital gain distributions (in conjunction with the Fund and their auditors)

               a.   compliance with income tax provisions

               b.   compliance with excise tax provisions

               c.   compliance with Investment Company Act of 1940

          2. Book/Tax identification and adjustments at required distribution periods (in conjunction with the Funds' auditors)

    C.    Financial Reporting

          1. Liaison between Fund management, independent auditors and printers for semi-annual and annual Member reports

          2.   Preparation of semi-annual and annual reports to Members

          3.   Preparation of semi-annual and annual NSAR's
(Financial Data)

          4. Preparation of Financial Statements for required SEC Post Effective filings (if applicable)

          5. Preparation of required performance graph (annually) (based on Advisor supplied indices)

    D.    Other Financial Analyses

          1. Upon request from Fund management, other budgeting and analyses can be constructed to meet a Fund's specific needs (additional fees may apply)

          2.   Sales information, portfolio turnover (monthly)

          3. Work closely with independent auditors on tax reporting schedules prepared by Investor Services Group on return of capital presentation, excise tax calculation

          4.   Performance (total return) calculation (monthly)

          5. 1099 Miscellaneous - prepared and filed for Directors/Trustees (annual)

          6. Analysis of interest derived from various Government obligations (annual) (if interest income was distributed in a calendar year)

          7. Analysis of interest derived, by state, for municipal bonds

          8.   Review and characterize 1099-Dividend Forms

          9. Prepare and coordinate with printer the printing and mailing of 1099-Dividend Insert Cards

    E.    Review and Monitoring Functions (monthly)

          1. Review expense and reclassification entries to ensure proper update

          2. Perform various reviews to ensure accuracy of Accounting (the monthly expense analysis) and Custody (review of daily bank statements to ensure accurate expense money movement for expense payments)

          3. Review accruals, budgets and expenditures (where applicable)

          4.   817(h) compliance

    G. Preparation and distribution of monthly operational reports to management by 10th business day

          1.   Management Statistics (Recap)

               a.   portfolio summary

               b.   book gains/losses/per Membership Interest

               c.   net income, book income/per Membership Interest

               d.   capital stock activity

               e.   distributions

          2. Performance Analysis (faxed to Fund 1st workday of month)

               a.   total return

               b.   monthly, quarterly, year to date, average annual

          3.   Expense Analysis

               a.   schedule

               b.   summary of due to/from advisor

               c.   expenses paid

               d.   expense cap

               e.   accrual monitoring

               f.   advisory fee

          4.   Portfolio Turnover

               a.   market value

               b.   cost of purchases

               c.   net proceeds of sales

               d.   average market value

          5.   Activity Summary

               a.   Membership Interests sold, redeemed and reinvested

               b.   change in investment

    H.    Provide rating agencies statistical data as requested
(monthly/quarterly)

    I.    Standard schedules for Board Package (Quarterly)

          1.   Activity Summary (III-G-7 from above)

          2.   Expense analysis

          3. Other schedules can be provided (additional fees may apply)

Special Issues Related to Foreign Securities
____________________________________________

    A.    Financial Reporting

          1. Review and provide reports on the treatment of currency gain/loss and capital gain/loss in conjunction with the Funds' Independent Auditors

               a.   Section 988 transactions

               b.   Section 1256 contracts

               c.   Section 1092 deferrals

          2. Tax Reporting (depending on the level of assistance required by the Funds' independent auditors, additional fees may apply)

               a. Analyze tax treatment of foreign investments based on the Fund's elections and their impact on:

                     1.   817(h)

                     2.   Taxable income and capital gains

                     3.   Prepare excise tax worksheets

               b.   Calculate distributions to Members

                    1. Monitor character and impact of realized currency gain/loss on distribution amount

          3.   Assist the Advisor and work with the Independent
Auditors in identification of PFIC's (by providing a list of potential PFIC's that the fund may be holding).

III. FUND ACCOUNTING SERVICES

Daily Accounting Services
_________________________

1) Calculate Net Asset Value ("NAV"):

- Update the daily market value of securities held by the Fund using Investor Services Group's standard agents for pricing equity, bond and foreign securities as approved by the Board of Trustees.

- Enter limited number of manual prices supplied by First Trust Advisors and/or broker.

- Prepare NAV proof sheet. Review components of change in NAV for reasonableness.

- Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by First
Trust Advisors. Verify U.S. dollar security prices exceeding variance levels by notifying First Trust Advisors and pricing sources of noted variances.

- Complete daily variance analysis on foreign exchange rates and local foreign prices. Notification of changes exceeding established levels for First Trust Advisors verification. (First Trust Advisors should establish tolerance levels for each country/currency so that local price changes and foreign exchange rate changes exceeding this tolerance are identified and NAV problems minimized).

- Review for ex-dividend items indicated by pricing sources; trace to Fund's general ledger for agreement.

- Communicate pricing information (NAV) to First Trust Advisors, Fund's Transfer Agent and, electronically, to NASDAQ.

2) Determine and Report Cash Availability to First Trust Advisors by approximately 9:30 a.m. Eastern Time:

- Receive daily cash and transaction statements from the Custodian by 8:30 a.m. Eastern time.

- Receive previous day Member activity reports from the Transfer Agent by 8:30 a.m. Eastern time.

- Fax hard copy cash availability calculations with all details to First Trust Advisors.

-    Supply First Trust Advisors with 3-day cash projection report.

- Prepare daily bank cash reconciliations. Notify the Custodian and First Trust Advisors of any reconciling items.

- For Money Market Funds, the Fund's Transfer Agent will also supply First Trust Advisors with receipt of timely cash information.

3) Reconcile and Record All Daily Expense Accruals:

- Accrue expenses based on budget supplied by First Trust Advisors either as percentage of net assets or specific dollar amounts.

-    If applicable, monitor expense limitations established by First
Trust Advisors.

-    If applicable, accrue daily amortization of organizational expense.

-    If applicable, complete daily accrual of 12b-1 expenses.

4) Verify and Record All Daily Income Accruals for Debt Issues:

- Review and verify all system generated Interest and Amortization reports.

- Establish unique security codes for bond issues to permit segregated trial balance income reporting.

5) Monitor Securities Held for Cash Dividends, Corporate Actions and Capital Changes such as splits, mergers, spinoffs, etc. and process appropriately.

- Monitor electronically received information from pricing vendors for securities held in the Fund.

-    Review current daily security trades for dividend activity.

- Monitor collection and postings of corporate actions, dividends and interest.

- Process international dividend and capital change information received from the Custodian and Advisor.

- Provide mark-to-market analysis for currency exchange rate fluctuations on unsettled dividends and interest.

6) Enter All Security Trades on Accounting System based on written instructions from the Fund's Advisor.

-    Review system verification of trade and interest calculations.

-    Verify settlement through statements supplied by the Custodian.

-    Maintain security ledger transaction reporting.

-    Maintain tax lot holdings.

-    Determine realized gains or losses on security trades.

-    Provide broker commission reporting.

- Provide foreign currency exchange rate realized and unrealized gains/losses detail.

7) Enter All Fund Membership Interest Transactions on Accounting System:

-    Process activity identified on reports supplied by the Transfer Agent.

-    Verify settlement through statements supplied by the Custodian.

- Reconcile to the Investor Services Group's Transfer Agent report balances.

8) Prepare and Reconcile/Prove Accuracy of the Daily Trial Balance (listing all asset, liability, equity, income and expense accounts).

-    Post manual entries to the general ledger.

-    Post Custodian activity.

-    Post security transactions.

- Post and verify system generated activity, i.e. income and expense accruals.

-    Segregate foreign tax expense.

-    Prepare general ledger net cash proof used in NAV calculation.

- Prepare daily mark-to-market analysis for all unrealized foreign currency exchange rate gains/losses by asset/liability category.

9) Review and Reconcile with Custodian Statements:

- Verify all posted interest, dividends, expenses and Member and security payments/receipts, etc. (Discrepancies will be reported to the Custodian).

-    Post all cash settlement activity to the trial balance.

-    Reconcile to ending cash balance accounts.

-    Clear subsidiary reports with settled amounts.

- Track status of past due items and failed trades as reported by the Custodian.

10) Submission of Daily Accounting Reports to First Trust Advisors:
(Additional reports readily available)

-     Trial Balance.

- Portfolio Valuation (listing inclusive of holdings, costs, market values, unrealized appreciation/depreciation and percentage of portfolio comprised of each security).

-     NAV Calculation Report.

-     Cash Availability.

 -    3-day Cash Projection Report.

Monthly Accounting Services

1)  Full Financial Statement Preparation (automated Statements of
Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to First Trust Advisors by 10th business day.

2)  Submission of Monthly Automated Accounting Reports to First Trust
Advisors:

-     Security Purchase/Sales Journal.

-     Interest and Maturity Report.

-     Brokers Ledger (Commission Report).

-     Security Ledger Transaction Report with Realized Gains/Losses.

-     Security Ledger Tax Lot Holdings Report.

-     Additional reports available upon request.

3)  Submit Reconciliation of Accounting Asset Listing to Custodian
Asset Listing:

-     Report any security balance discrepancies to the Custodian/First
Trust Advisors.

4) Provide Monthly Analysis and Reconciliation of Additional Trial Balance Accounts,

such as:

-     Security cost and realized gains/losses.

-     Interest/dividend receivable and income.

-     Payable/receivable for securities purchased and sold.

- Payable/receivable for fund Membership Interests; issued and redeemed.

-     Expense payments and accruals analysis.

-     Unrealized and realized currency gains/losses.

5)  If Appropriate, Prepare and Submit to First Trust Advisors
(additional fees may apply):

-     Income by state reporting.

-     Standard Industry Code Valuation Report.

-     Alternative Minimum Tax Income segregation schedule.

- SEC yield reporting (non-money market funds with domestic and ADR securities only).

Annual (and Semi-Annual) Accounting Services
____________________________________________

1) Annually assist and supply Fund's auditors with schedules supporting securities and Member transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

2)  Provide N-SAR Reporting (Accounting Questions) on a Semi-Annual
Basis:

If applicable, answer the following items:

2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43, 53, 55, 62, 63,
64B, 71, 72, 73, 74, 75 and 76

NOTE:     All N-SAR questions are completed by Investor Services Group when Investor Services Group's Administration Group is retained.

     Performing fund accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Fund as may be required by Section 31(a) of the 1940 Act) as follows:

IV.  CUSTODY ADMINISTRATION SERVICES

Custody services to be provided include:

- Assign a Custody Administrator to accept, control and process daily portfolio transactions through on-line real time link with Custodian Banks and provide centralized point of contact for inquiries on portfolio related items.

- Provide clients with established procedures, controls and a communication network already in place with the Custodian Banks and other operational areas, both internal and external.

- Custody Administration provides a comprehensive program that audits transactions, monitors and evaluates the Custodian performance and recommends changes that strengthen a service or improve controls on Fund cash and asset movements.

-   Generate various Domestic and Global reports daily, i.e. Cash
Reports, Pending/Fail Reports, Account Transaction Detail from Custodian Banks and distribute to Fund Accounting Unit and client by 8:30 AM.

- Monitor and review prior day Custodian cash balances daily. Identify any overdrafts and their reason by 9:30 AM and document.

- Communicate and coordinate portfolio trades from client to Fund Accounting for booking within proper time frames. Provide trade authorization to Fund Accounting on all security trades placed by the Funds no later than 12:30 PM Eastern time on settlement\value date for Short Term Money Market securities issues (assuming that trade date equals settlement date) and by 11:00 AM Eastern time on trade date plus one for non-Money Market securities.

- Maintain client specific trade-control cover sheets to ensure all trades received.

- Input and affirm Domestic and Global trades into the Custodian Bank system within the proper guidelines and time limits.

- Review clients authorizations and match with DTC ID's for correctness and affirmation and resolve differences with client. All trade revisions must be communicated to Fund Accounting ASAP.

- Communicate and process Global trades and FCC's from client with Custodian Bank and communicate to Fund Accounting by stated deadlines. Provide FX price. Follow-up with Fund Accounting and Custodian on tax reclaims. Match Global confirmations with client authorizations and review for correctness.

- Maintain and review all trades for client specific authorized signatures.

- Communicate Corporate Actions, capital changes and interest rate changes received from Custodian Bank to Fund Accounting and client. Follow-up with client, Fund Accounting and Custodian to make sure all necessary actions and/or paperwork are completed.

- Handle the differences and inquiries between Custodian Bank, Broker, Fund Accounting and client (delivery problems, fails, dividend and interest differences, etc.). Turnaround time required same day to 48 hours.

- Work with Fund Accounting and Custodian on asset reconciliations to ensure any discrepancies are resolved in a timely manner. Provide Fund Accounting with monthly (and on request) Asset List Holdings by the 1st or 2nd business day of the month.

- Assist client in offering cash management trades through Custodian, such as Commercial Paper, Repurchase Agreements, Sweep vehicles.

- Special attention and care given to times sensitive trades, i.e. Tri-Party Agreements, Money Market trades, Global FX trades and Corporate Actions.

- Arrange for special services offered by Custodian Banks, such as securities lending, line of credit and or letter of credit, DDA relationships, etc.

- Supply and support Fund's auditors with all trade related and broker confirmations to expedite Fund's annual audit.

- Maintain monthly statement activity and asset holding reports from Custodian Bank for use by auditors and for research.

- Investor Services Group shall be entitled to retain any excess balance credits or fee reductions or other concessions or benefits earned or generated by or associated with the Fund's custodial accounts or made available by the institution at which such accounts are maintained after such benefits are first applied towards banking service fees charged to the Fund by such institution.

                               SCHEDULE C
                               __________

                              FEE SCHEDULE
                              ____________

1. FUND ADMINISTRATION, FUND ACCOUNTING, CUSTODY ADMINISTRATION AND TRANSFER AGENCY (1/12th payable monthly)

 .0010               On the First   $   1 Billion of Average Net Assets
 .0008               On the Next    $   1 Billion of Average Net Assets
 .0006               Over           $   2 Billion of Average Net Assets

The above fee schedule is applicable to Total Net Assets of all portfolios within the group. The Annual minimum fee is $600,000 for the first 12 portfolios as described above. Additional portfolios will be serviced for a minimum of $50,000 per portfolio.

NOTE: As the Fund will start with 12 portfolios initially, the minimum will be reduced to $600,000 and when other portfolios are added the minimum of $50,000 per additional portfolio will apply.

      CUSTODY ADMINISTRATION FEE
      __________________________

      $6,000 per portfolio per year

      PRICING SERVICES QUOTATION FEE
      ______________________________

Specific costs will be identified based upon options selected by the Fund and will be billed monthly.


                                                                            Interactive Data    J.J. Kenny Co.,
Security Types                                        Muller Data Corp.*    Corp.*              Inc.*
______________                                        _________________     _________________   ______________
Government Bonds                                      $ .50                 $ .50               $ .25 (a)
Mortgage-Backed (evaluated, seasoned, closing)          .50                   .50                 .25 (a)
Corporate Bonds (short and long term)                   .50                   .50                 .25 (a)
U.S. Municipal Bonds (short and long term)              .55                   .80                 .50 (b)
CMO's/ARM's/ABS                                        1.00                   .80                1.00 (a)
Convertible Bonds                                       .50                   .50                1.00 (a)
High Yield Bonds                                        .50                   .50                1.00 (a)
Mortgage-Backed Factors (per Issue per Month)          1.00                   n/a                 n/a
U.S. Equities                                           .15                   .15                 n/a
U.S. Options                                            .15                   .15                 n/a
Domestic Dividends & Capital Changes
(per Issue per Month)                                   (d)                  3.50                 n/a
Foreign Securities                                      .50                   .50                 n/a
Foreign Securities Dividends & Capital Changes
(per Issue per Month)                                  2.00                  4.00                 n/a
Set-up Fees                                             n/a                  n/a (e)              .25 (c)
All Added Items                                         n/a                  n/a                  .25 (c)

Page 30

* Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.

         (a) $35.00 per day minimum

         (b) $25.00 per day minimum

         (c) $ 1.00, if no cusip

         (d) Interactive Data also charges monthly transmission costs and disk storage charges.


    A)  Futures and Currency Forward Contracts      $2.00 per Issue per Day

    B) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable)

    *Based on current vendor costs, subject to change.

    Specific costs will be identified based upon options selected by the client and will be billed monthly.

    C)  Reuters, Inc.*

*Based on current vendor costs, subject to change.

    Specific costs will be identified based upon options selected by the client and will be billed monthly.

    D)  Municipal Market Data*  (if applicable)

*Based on current vendor costs, subject to change.

Specific costs will be identified based upon options selected by the client and will be billed monthly.

2. Lost Member Search/Reporting: $2.75 per account search*

* The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

3. Print/Mail Fees.(If needed)

(a)       Standard Pricing:

Implementation Fee:      $ 5000.00

Testing Application or Data Requirements: $3.00/fax

Work Order:    $15.00 per workorder

Daily Work (Confirms):

Hand:               $71/K with $20.00 minimum (includes BRE or CRE)

                    $0.07/each additional insert

Machine:            $42/K with $15.00 minimum (includes BRE or CRE)

                    $0.01/each additional insert

Daily Checks*:

Hand:               $91/K with $30.00 minimum daily (includes 1 insert)

                    $0.08/each additional insert

Machine:            $52/K with $20.00 minimum (includes 1 insert)

                    $0.01/each additional insert

*  There is a $3.00 charge for each 3606 Form sent.

Statements:

Hand:               $78/K with $20.00 minimum (includes BRE or CRE)
                    $0.08/each additional insert
                    $125/K for intelligent inserting

Machine: $52/K with $20.00 minimum (includes BRE or CRE) $0.01 each additional insert
                    $58/K for intelligent inserting

Periodic Checks:

Hand:               $91/K with $30.00 minimum (includes 1 insert)
                    $0.08/each additional insert
Machine:            $52/K with $30.00 minimum (includes 1 insert)

                    $0.01/each additional insert

12B1/Dealer Commission Checks/Statements: $0.78/each envelope with $30.00 minimum

Spac Reports/Group Statements:            $78/K with $20.00 minimum

Listbills:                                $0.78 per envelope with $20.00 minimum

Printing Charges:     (price ranges dependent on volumes)

          $0.08/per confirm/statement/page
          $0.10/per check

Folding (Machine):   $18/K

Folding (Hand):      $.12 each

Presort Charge:      postage rate
                     $0.035 per piece

Courier Charge:      $15.00 for each on call courier trip/or actual cost
for on demand

Overnight Charge:    $3.50 per package service charge plus Federal
Express/Airborne charge

Inventory Storage:   $20.00 for each inventory location as of the 15th of
the month

Inventory Receipt:   $20.00 for each SKU / Shipment

Hourly work; special projects, opening envelopes, etc...:      $24.00 per hour

Special Pulls:       $2.50 per account pull

Boxes/Envelopes:     Shipping boxes $0.85 each
                     Oversized Envelopes  $0.45 each

Forms Development/Programming Fee:  $100/hr

Systems Testing:     $85/hr

Cutting Charges:     $10.00/K

(b)       Special Mailings:

Special mailing pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a premium based on turn around requirements.

Work Order:    $30.00 per Workorder

Daily Work (Confirms):
____________________

Hand:               $135.00 to create an admark tape
                    $10.00/K to zip + 4 data enhance/$125.00 minimum $80.00/hr for any data manipulation
                    $10.00/K combo charge

Admark & Machine Insert
_______________________

#10, #11, 6x9:      $62/K to admark envelope and machine insert 1
piece/$125.00 min

                    $2.50/K for each additional insert
                    $38/K to admark only with $75.00 minimum
                    $25.00/K hand sort
9x12:               $135/K to admark envelope and machine insert 1
piece/$125.00 min
                    $5.00/K for each additional insert
                    $38/K to admark only/$75.00 minimum
                    $0.08 for each hand insert

Admark & Hand Insert:
____________________

#10, #11, 6x9:      $0.08 for each hand insert
                    $25.00/K hand sort
9x12                $0.09 for each hand insert

                    $35.00/K hand sort

Pressure/Sensitive Labels:

                    $0.32 each to create, affix and hand insert
1 piece/$75.00 minimum

                    $0.08 for each hand insert

                    $0.10 to affix labels only

                    $0.10 to create labels only

Legal Drop:         $150.00 / compliant legal drop per job and processing fees

Create Mailing List:$0.40 per entry with $75.00 minimum

Presort Fee:        $0.035 per piece

4. Investor Services Group shall be entitled to the following fee for the performance of any Special Legal Services as described in Schedule B in accordance with the Written Instructions of the Fund: $185 per hour subject to certain project caps as may be agreed to by Investor Services Group and the Fund. Services and charges may vary based on volume.

5. Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

-        Ad hoc reports

-        Ad hoc SQL time

-        COLD Storage

-        Digital Recording

-        Banking Services, including incoming and outgoing wire charges

-        Microfiche/microfilm production

-        Magnetic media tapes and freight

-        Manual Pricing

-        Materials for Rule 15c-3 Presentations

- Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

6. Fee Adjustments. After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

7. Programming Costs. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

(a)  Dedicated Team:     Programmer:    $100,000 per annum
                         BSA:           $ 85,000 per annum

                         Tester:        $ 65,000 per annum

(b) System Enhancements (Non Dedicated Team):$150.00 per/hr per programmer

                               SCHEDULE D
                               __________

                         OUT-OF-POCKET EXPENSES

The Fund shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

-        Postage - direct pass through to the Fund

- Telephone and telecommunication costs, including all lease, maintenance and line costs

-        Proxy solicitations, mailings and tabulations

-        Shipping, Certified and Overnight mail and insurance

- Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

-        Duplicating services

-        Distribution and Redemption Check Issuance

-        Courier services

-        Federal Reserve charges for check clearance

-        Overtime, as approved by the Fund

-        Temporary staff, as approved by the Fund

-        Travel and entertainment, as approved by the Fund

- Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors

-        Third party audit reviews

-        Insurance

-        Pricing services (or services used to determine Fund NAV)

-        Vendor set-up charges for Blue Sky and other services

-        Blue Sky filing or registration fees

-        EDGAR filing fees

-        Vendor pricing comparison

- Such other expenses as are agreed to by Investor Services Group and the Fund

The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                               SCHEDULE E
                               __________

                             FUND DOCUMENTS

- Certified copy of the Certificate of Formation of the Fund, as amended

- Certified copy of the Limited Liability Company Agreement and Operating By-Laws of the Fund, as amended

- Copy of the resolution of the Board of Trustees authorizing the execution and delivery of this Agreement

- Copies of all agreements between the Fund and its service providers

- Specimens of the certificates for Membership Interests of the Fund, if applicable, in the form approved by the Board of Managers Trustees of the Fund, with a certificate of the Secretary of the Fund as to such approval

- All account application forms and other documents relating to Member accounts or to any plan, program or service offered by the Fund

- Certified list of Members of the Fund with the name, address and taxpayer identification number of each Member, and the number of Membership Interests of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Membership Interests redeemed by the Fund

- All notices issued by the Fund with respect to the Membership Interests in accordance with and pursuant to the Certificate of Formation, Limited Liability Company Agreement or Operating By-Laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Certificate of Formation, Limited Liability Company Agreement and Operating By-Laws including the giving of notice of any special or annual meetings of Members and any other notices required thereby.

- A listing of all jurisdictions in which each Portfolio is registered and lawfully available for sale as of the date of this Agreement and all information relative to the monitoring of sales and registrations of Fund Membership Interests in such jurisdictions

- Each Fund's most recent post-effective amendment to its Registration Statement

- Each Fund's most recent prospectus and statement of additional information, if applicable, and all amendments and supplements thereto